UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 6, 2007

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)

(716) 826-6500
(Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Amended and Restated Credit Agreement
On August 31, 2007, Gibraltar Industries, Inc. (the “Company”), and its wholly-owned subsidiary Gibraltar Steel Corporation of New York as co-borrower, entered into a second amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with a syndicate of banks led by KeyBank National Association, JPMorgan Chase Bank, N.A., Harris N.A., HSBC Bank USA, National Association, and Manufacturers and Traders Trust Company, that provides for a revolving credit facility with aggregate commitments up to $375.0 million, including a $50.0 million sub-limit for letters of credit and a swingline loan sub-limit of $20.0 million. In addition to increasing the maximum principal amount of the revolving facility from $300.0 million to $375.0 million and the sub-limit for letters of credit from $25.0 million to $50.0 million, the Amended and Restated Credit Agreement amends the interest rate margins and fees applicable to amounts outstanding under the revolving credit facility, extends the tenor for the revolving credit facility, adds a principal sub-limit for foreign currency of $50.0 million and improves flexibility with respect to permitted acquisitions and under certain financial covenants. Under the terms of the Amended and Restated Credit Agreement, a term loan, originally advanced on December 8, 2005, having a current outstanding principal balance of $122.7 million and maturing on December 8, 2012, is permitted to remain outstanding.
Loans under the Amended and Restated Credit Agreement bear interest, at the borrowers’ option at (i) LIBOR plus a margin ranging from 0.60% to 1.40%, depending on the Company’s consolidated leverage ratio, or (ii) the higher of the administrative agent’s prime rate or the federal funds effective rate plus 0.50%. Under the Company’s prior credit agreement, amounts outstanding under the revolving credit facility accrued interest at the borrowers’ option at (i) LIBOR plus a margin ranging from 0.575% to 1.60%, depending on the Company’s consolidated leverage ratio, or (ii) the higher of the administrative agent’s prime rate or the federal funds effective rate plus 0.50%. Facility fees are payable to the lenders on their revolving commitments at a rate ranging from 0.150% to 0.350% (under the prior credit agreement, facility fees were payable at a range from 0.175% to 0.650%) and annual letter of credit fees range from 0.60% to 1.40% of the stated amount of the letter of credit. The letter of credit fronting fees are subject to agreement between the borrowers and the issuing bank.
The senior credit facility is guaranteed by each of the Company’s material domestic subsidiaries (other than Gibraltar Steel Corporation of New York, which is a co-borrower) and 3073819 Nova Scotia Company, f/k/a B&W Heat Treating Corp., a subsidiary organized under the laws of Nova Scotia. The senior credit facility and the related guarantees are secured by first priority security interests (subject to permitted liens) in substantially all the tangible and intangible assets of the Company, its material domestic subsidiaries and 3073819 Nova Scotia Company, subject to certain exceptions, and a pledge of 65% of the voting stock of the Company’s other foreign subsidiaries.

As amended, the revolving credit facility is scheduled to terminate on December 8, 2012, an extension of two years from the prior facility termination date, and all revolving credit borrowings must be repaid on or before that date of December 8, 2012. The aggregate acquisition limit for each fiscal year has been increased from $175.0 million to $210.0 million for fiscal year 2007, and $200.0 million for each fiscal year thereafter, provided that the Company maintains a consolidated pro forma leverage ratio, taking into account each of its acquisitions, of less than 4.00 to 1.00. In addition, the limitation on the amount permitted for any one acquisition has been increased from $100.0 million to $125.0 million.
The Amended and Restated Credit Agreement contains numerous affirmative and negative covenants which should be reviewed for a complete understanding of the covenants this agreement contains. In addition, the Company must maintain a consolidated net worth of at least $400.0 million plus 50% of cumulative net income in each fiscal quarter commencing September 30, 2007.
Capitalized terms not defined herein, have the definitions set forth in the Amended and Restated Credit Agreement filed herewith as Exhibit 10.1.
The foregoing summary of the Amended and Restated Credit Agreement is not complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Amended and Restated Credit Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions and covenants and is not intended to provide any other factual information respecting the Company. In particular the Amended and Restated Credit Agreement contains representations and warranties solely for the benefit of the transactions contemplated therein, allocating the various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Amended and Restated Credit Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Credit Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Amended and Restated Credit Agreement as characterizations of the actual state of any fact or facts.
Stock Purchase Agreement
On August 31, 2007 Gibraltar Industries, Inc., a Delaware corporation, (the “Purchaser”), Florence Corporation (”Florence”), an Illinois corporation, the Darlene M. Schooley Living Trust u/a/d 12/6/94, the Deborah Schooley Irrevocable Trust u/a/d 12/21/88, and the David, Douglas and Darren Schooley Irrevocable Trust u/a/d 12/21/88 comprising the shareholders of Florence (each a “Seller” and, collectively the “Sellers”) and David P.

Dailey, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) and consummated all transactions contemplated therein. See the discussion in Item 2.01 below.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Closing of Stock Purchase Agreement
On August 31, 2007, simultaneously with execution of the Stock Purchase Agreement, the Purchaser acquired from the Sellers all the issued and outstanding common stock of Florence, par value $10.00 per share, for an aggregate purchase price of $116,600,000 (the “Purchase Price”). The Purchase Price is subject to adjustment to the extent that the working capital of Florence as of the closing is more than $14.3 million or less than $13.3 million. There is no material relationship between the Sellers and the Purchaser or between the Sellers and any of the Purchaser’s affiliates or any director or officer of the Purchaser or any associate of any such director or officer.
Florence designs and manufacturers a complete line of products and systems for storage and distribution, including specialty products for commercial customers such as distributors, catalogue houses, national retail chains and wholesalers.
The description of the transaction contained in this report does not purport to be complete and is qualified in its entirety by reference to the terms, provisions, conditions, and covenants of the Stock Purchase Agreement, which we have filed as Exhibit 10.2 hereto and incorporated herein by reference. The Stock Purchase Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions and covenants and is not intended to provide any other factual information respecting Florence. In particular the Stock Purchase Agreement contains representations and warranties the Purchaser and Sellers made to and solely for the benefit of each other, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of any fact or facts.
Item 8.01. Other Events.
On September 4, 2007 the Registrant issued a press release announcing that it had completed the purchase of Florence. A copy of that press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits
     (c) Exhibits.
     10.1 Second Amended and Restated Credit Agreement
     10.2 Stock Purchase Agreement
     99.1 Press Release issued September 4, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2007	GIBRALTAR INDUSTRIES, INC. /S/ David W. Kay Name: David W. Kay Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
10.1 Second Amended and Restated Credit Agreement
10.2 Stock Purchase Agreement.
99.1 Press Release issued September 4, 2007.